EXHIBIT 99.2
                                                                    ------------



FOR IMMEDIATE RELEASE


                     AOL TIME WARNER ANNOUNCES RESTRUCTURING
                      OF TIME WARNER ENTERTAINMENT COMPANY

                  AOL TIME WARNER TO ACQUIRE FULL OWNERSHIP OF
                    WARNER BROS., HBO AND TWE'S INTERESTS IN
                   THE WB NETWORK, COMEDY CENTRAL AND COURT TV

                  NEW SUBSIDIARY TO OWN ALL AOL TIME WARNER AND
              TWE CABLE ASSETS; IPO TARGETED FOR FIRST HALF OF 2003

      AOL HIGH SPEED BROADBAND TO BECOME AVAILABLE ON AT&T COMCAST SYSTEMS
                         PASSING ABOUT 10 MILLION HOMES



NEW YORK, AUGUST 21, 2002--AOL Time Warner Inc. (NYSE: AOL) today announced an agreement with AT&T (NYSE: T) and Comcast Corporation (NASDAQ: CMCSK, CMCSA) to restructure Time Warner Entertainment Company, L.P. (TWE). The Company also announced a broad carriage agreement that will make AOL High Speed Broadband available on a number of AT&T Comcast cable systems.

AOL Time Warner's Chief Executive Officer Dick Parsons said: "This restructuring of TWE is the best possible outcome for our investors and marks another important step in achieving our Company's near-term priorities. Through this restructuring, we will simplify our overall structure, while maintaining the integrity of our balance sheet. AOL Time Warner will recapture total ownership and control of its content businesses, enabling us to manage this portfolio of assets for maximum value. And all of the Company's state-of-the-art cable assets will be combined for the first time into a well-capitalized, pure-play cable company. Finally, the broadband access agreement provides us with our first significant nonaffiliated third-party broadband cable carriage for AOL High Speed Broadband."

RESTRUCTURING TWE

As a result of this restructuring:

   AOL Time Warner will assume complete ownership of TWE's content assets, including Warner Bros. and Home Box Office (HBO), as well as TWE's interests in The WB Network, Comedy Central and Court TV.

   All of AOL Time Warner's cable assets, including those currently owned by TWE, will be owned by a new subsidiary of AOL Time Warner to be called "Time Warner Cable Inc."

As part of the restructuring, AT&T (or AT&T Comcast, depending on when the transaction and merger close) will exchange its current stake in TWE, which at June 30, 2002 consisted of a $5.7 billion preferred interest and a 27.64% residual equity interest, for $2.1 billion in cash, AOL Time Warner common stock valued at $1.5 billion at the time of closing, and a 21% economic stake in the business of Time Warner Cable Inc.

Upon completion of the restructuring, which is expected to occur upon receipt of local cable franchise approvals, where required, and other required regulatory approvals in early 2003, AOL Time Warner effectively

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will own a 79% economic stake in the business of Time Warner Cable Inc. AOL Time
Warner will have a controlling voting interest in the new subsidiary and will consolidate Time Warner Cable Inc.'s financial results for accounting purposes. At closing, Time Warner Cable Inc. is expected to have approximately $8.1 billion in consolidated net debt and preferred equity.

Subject to market conditions, AOL Time Warner plans to conduct an initial public offering of Time Warner Cable Inc. soon after the restructuring. It is anticipated that the first $2.1 billion raised in any such IPO would go to pay down Time Warner Cable Inc.'s debt incurred to fund the $2.1 billion cash payment to AT&T. Thereafter, AT&T will have certain priority registration rights with respect to its stake in Time Warner Cable Inc.

Time Warner Cable Inc.'s cable television operations, which will include cable systems serving approximately 10.8 million subscribers, will be the world's most advanced, best-clustered cable television operations, with 93% of its customers in systems of 100,000 subscribers or more.

Mr. Parsons said: "By gaining full ownership and control of Warner Bros. and HBO, as well as TWE's interest in The WB Network, Comedy Central and Court TV, we will have the flexibility to operate these businesses in a more integrated, efficient way. With a pure-play cable currency and what will be the strongest balance sheet in the cable industry, Time Warner Cable Inc. will be well positioned to maximize the value of our existing cable footprint and pursue future strategic opportunities."

The restructuring agreement was approved by the boards of directors of AOL Time Warner, AT&T and Comcast.

CARRIAGE OF AOL HIGH SPEED BROADBAND

Under the terms of the AOL High Speed Broadband carriage agreement:

   AT&T Broadband and Comcast, which have announced plans to merge to form AT&T Comcast, will make AOL High Speed Broadband available on AT&T Comcast systems passing about 10 million homes within two years after closing.

   Key markets covered under the agreement include Boston, Seattle, Indianapolis and Nashville.

   The parties also agreed to roll out AOL High Speed Broadband on AT&T Comcast systems passing an additional 9 million homes in the future, subject to the parties' mutual satisfaction with the arrangements.

Financial terms of the three-year AOL High Speed Broadband carriage arrangement were not made public.

Mr. Parsons said: "The AOL High Speed Broadband carriage agreement provides us with a critical opportunity to partner with a key player in the cable industry. Our task is to develop broadband products and services that become embedded in consumers' lives, just as AOL has done in the narrowband world and HBO has done in cable television. We are confident that AOL members and other cable customers will increasingly take advantage of this upgrade to AOL High Speed Broadband access on AT&T Comcast systems, as they have on Time Warner Cable systems."

AOL Time Warner Chairman Steve Case said: "The agreement announced today is an important step forward in achieving our company's strategic goals of simplifying our structure and expanding the reach of our AOL High Speed Broadband service. It gives AOL a new opportunity to market its High Speed Broadband service to a broader audience, and it will give AT&T Comcast's cable customers greater choice, convenience, and control over their Internet experience."

Bear Stearns acted as lead financial advisor to AOL Time Warner. Lehman Brothers also served as a financial advisor to AOL Time Warner. Paul, Weiss, Rifkind, Wharton & Garrison acted as AOL Time Warner's legal advisor.

ABOUT AOL TIME WARNER INC.

AOL Time Warner Inc. is the world's leading media and entertainment company, whose businesses include interactive services, cable systems, filmed entertainment, television networks, music and publishing.

AOL TIME WARNER WILL HOST A LIVE AUDIO WEBCAST ON AUGUST 21ST AT 9 A.M. (EST) TO DISCUSS THE TIME WARNER

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ENTERTAINMENT RESTRUCTURING. TO LISTEN TO THE CALL, VISIT WWW.AOLTIMEWARNER.COM/
INVESTORS OR AOL KEYWORD: IR.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

THIS DOCUMENT INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS OR BELIEFS, AND ARE SUBJECT TO UNCERTAINTY AND CHANGES IN CIRCUMSTANCES. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE STATEMENTS HEREIN DUE TO CHANGES IN ECONOMIC, BUSINESS, COMPETITIVE, TECHNOLOGICAL AND/OR REGULATORY FACTORS, AND FACTORS AFFECTING THE INTEGRATION OF THE BUSINESSES OF AOL TIME WARNER INC. MORE DETAILED INFORMATION ABOUT THESE FACTORS MAY BE FOUND IN FILINGS BY AOL TIME WARNER AND TIME WARNER ENTERTAINMENT COMPANY, LP WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THEIR MOST RECENT ANNUAL REPORTS ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q. AOL TIME WARNER AND TIME WARNER ENTERTAINMENT COMPANY, L.P. ARE UNDER NO OBLIGATION TO, AND EXPRESSLY DISCLAIM ANY SUCH OBLIGATION TO, UPDATE OR ALTER THEIR FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.

CONTACT INFO:

Edward Adler (AOL Time Warner Corporate Communications)
212/484-6630

Tricia Primrose (AOL Time Warner Corporate Communications)
212/484-7450

John Martin (AOL Time Warner Investor Relations)
212/484-6579



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